The Bank of New York
101 Barclay Street 22W
New York NY 10286
USA













SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing five 5 Ordinary
Shares of AO Siberian Oil
Company
Form F6 File No. 333123062



Ladies and Gentlemen

Pursuant to Rule 424b3 under the Securities Act of 1933 as amended on behalf of The Bank of New York as Depositary for securities against which American Depositary Receipts are to be issued we attach a copy of the new prospectus
Prospectus reflecting the change in name to Gazprom Neft of five 5 ordinary shares represented by one American Depositary Share the Ratio.

As required by Rule 424e the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with revised name change for AO
Siberian Oil Company.

The Prospectus has been revised to reflect the new name from AO Siberian Oil
Company to Gazprom Neft.

 EFFECTIVE June 7 2006 THE COMPANYS
NAME CHANGED FROM AO SIBERIAN OIL
COMPANY TO GAZPROM NEFT.

Please contact me with any questions or
comments at 212 8154493

Ludmila Leliavskaia
Assistant Vice President
The Bank of New York  ADR Division



Encl.CC Paul Dudek Esq. Office of International
Corporate Finance